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                                                                    Exhibit 23.6

                       Consent of Bear, Stearns & Co. Inc.

We hereby consent to the use of our name and to the description of our opinion letter, dated January 8, 2000, under the caption "Opinion of Concentric's Financial Advisor" as set forth in the draft proxy statement/information statement/prospectus dated April 17, 2000, and to the inclusion of such opinion letter as Appendix B to the proxy statement/information statement/prospectus which is part of the Registration Statement on Form S-4 of NM Acquisitions Corp. By giving such consent, we do not thereby admit that we are also experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Dated: April 17, 2000

                                                       BEAR STEARNS & CO., INC.

                                                       By: /s/ Bear Stearns